Exhibit 10.4

2012 Annual Base Salaries

Executive Officer	Prior Base Salary	2012 Base Salary
Douglas C. Bryant President and Chief Executive Officer	$482,040	$496,501
Robert J. Bujarski Senior Vice President, Business Development and General Counsel	$311,472	$320,816
Scot M. McLeod Senior Vice President, Operations	$276,841	$285,146
Mark Smits Senior Vice President, Commercial Operations, North America	$285,000	$290,700	*
Timothy T. Stenzel Chief Scientific Officer	$299,421	$308,404
Randall Steward Chief Financial Officer	$300,000	$303,000	*
John D. Tamerius Senior Vice President, Clinical and Regulatory Affairs	$281,726	$290,178

*	Prorated salary increase for those hired by the Company in calendar year 2011.